CONSENT OF INDEPENDENT ACCOUNTANTS



To  the  Board  of  Directors  of
     WNL  Separate  Account  A

We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement of WNL Separate Account A (File No. 33-86464) of our reports dated February 5, 1997 and February 20, 1997, on our audits of the financial statements of Western National Life Insurance Company and WNL Separate Account A, respectively. We also consent to the reference to our Firm under the caption "Experts".


                                        COOPERS  &  LYBRAND,  L.L.P.



Houston,  Texas
April  30,  1997